EXHIBIT 10.29
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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made as of January 2, 2002, by and between Naturade, Inc., a Delaware corporation (the "Company") and Westgate Equity Partners, L.P., a limited partnership organized under the laws of Delaware (the "Holder").

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Holder are entering into a securities purchase agreement (the "Securities Purchase Agreement"), which provides that the Company will issue and sell 13,540,723 shares of its Series B Preferred Stock and a Warrant to Purchase 33,641,548 shares of Series B Preferred Stock (the "Warrant") to the Holder in consideration of an aggregate purchase price of $2,500,0000.

                  WHEREAS, in order to induce the Holder to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement with respect to the Common Stock to be issued on the exercise and/or conversion of such securities.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the parties hereto agree as follows:

         1. Definitions. The following terms shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Advice" shall have the meaning set forth in Section 3(s).

                  "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Approved Transferee" shall mean any affiliate or associate (as such terms are defined in Rule 405 promulgated under the Securities Act) of Westgate Equity Partners, L.P., or a transferee of at least 25% of the Registrable Securities.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of California.

                  "Closing" of the Securities Purchase Agreement means the time at which the securities to be sold thereunder are delivered against payment therefor.



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                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean the Company's common stock, par value $0.0001 per share.

                  "Demand Registration Statement" shall have the meaning set forth in Section 2(a).

                  "Demand Registration Filing Date " shall have the meaning set forth in Section 2(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Holder" shall mean the Holder and its subsidiaries that hold securities issued in connection with the Securities Purchase Agreement or on conversion or exercise therefor, and any Approved Transferee of the Holder to which such securities have been assigned or transferred.

                  "HHB Holders" shall mean any holders of "Registrable Securities" as defined in the Registration Rights Agreement between the Company and Health Holdings and Botanicals, Inc., dated as of December 15, 1997, who have registration rights under that agreement, and holders of "Registrable Securities" as defined in that certain Finance Agreement between HHB and the Company dated March 17, 1999 (as amended June 1, 1999 and on the date hereof), who have registration rights under that agreement.

                  "Holder's Counsel" means Lewis, Rice & Fingersh, L.C., or any successor counsel selected by the Holder.

                  "Majority Holders" shall mean the Holders holding more than 50% of the Registrable Securities outstanding at the time of determination.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Objecting Party" shall have the meaning set forth in Section 3(a).

                  "Objection Notice" shall have the meaning set forth in Section 3(a).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.


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                  "Piggy-Back Registration" shall have the meaning set forth in
Section 2(d).

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  "Registrable Securities" shall mean the shares of Common Stock held by or issuable to the Holder or its subsidiaries upon conversion of the Series B Preferred Stock or conversion of the Warrant Shares. As to any particular Registrable Securities held by any Holder, such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution contemplated by the registration statement, (B) such securities have been sold under Rule 144 under the Securities Act or any successor rule thereto ("Rule 144"), (C) such securities are held by a Holder who may dispose of all of the Holder's Registrable Securities within a three-month period under Rule 144; or (D) such securities shall have ceased to be issued and outstanding.

                  "Registration Statement" means any registration statement of the Company under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Series B Preferred Stock" means the Series B Preferred Convertible Preferred Stock, par value $0.0001, of the Company issued pursuant to the Securities Purchase Agreement.

                  "Suspension Notice" shall have the meaning set forth in
Section 3(s).



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                  "Suspension Period" shall have the meaning set forth in
Section 3(s).

                  "Warrant Shares" means the shares of Series B Preferred Stock issuable on exercise of the Warrant.

         2. Demand and Piggyback Registration.


             (a) Request for Registration. If at any time after the first anniversary of the Closing of the Securities Purchase Agreement, the Holder makes a written request that the Company file a registration statement under the Securities Act with the Commission to register such number of shares of Registrable Shares as the Holder may request (which request shall specify the number of Registrable Shares intended to be disposed of by the Holder and the intended method of distribution thereof) ( a "Demand Registration Statement"), then the Company shall (subject to Section 2(f) below), within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall use all reasonable commercial efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request (the "Demand Registration Filing Date"), the registration under the Securities Act for resale of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company. The Company shall use its best efforts to keep such Demand Registration Statement continuously effective for a period of at least 60 days following the date 60 days after the Demand Registration Filing Date or the date on which such Demand Registration Statement is declared effective, if later.

             (b) Effective Registration. The Holder shall have the right to cause only one such Demand Registration; however, the Company's obligations with respect to a Demand Registration Statement will not be deemed to have been satisfied unless either: (i) the Holder shall have sold at least 90% of the shares it proposed to sell pursuant to such Demand Registration Statement; provided, however, the Holder shall be deemed to have sold at least 90% of such shares, and a Demand Registration Statement shall be deemed to have occurred, if the managing underwriter for such offering advises the Company that such shares could have been sold in such offering (including at the price proposed by such offering) but were not sold at the direction of the Holder, or (ii) the net proceeds received by the Holder from all sales of shares held by the Holder and registered under the Securities Act pursuant to the Holder's demand registration rights is at least $2,500,000 in the aggregate.

                           The Company's obligation with respect to a Demand Registration Statement will not be deemed to have been satisfied unless the applicable Demand Registration Statement has been declared effective by the Commission and the Company has complied in all


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         material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Shares pursuant to a Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Demand Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Shares pursuant to such Demand Registration Statement may legally resume. If a registration requested pursuant to Section 2(a) is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to Section 2(a).

             (c) Selection of Underwriter. If the Holder so elects, the offering of Registrable Shares pursuant to a Demand Registration Statement shall be in the form of an underwritten offering. If it so elects, the Holder participating in such Demand Registration Statement shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Company to be used in connection with the offering.

             (d) Piggy-Back Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of equity security (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that is adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holder of Registrable Shares as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer the Holder the opportunity to register such number of shares of Registrable Shares as the Holder may request (which request shall specify the Registrable Shares intended to be disposed of by the Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof, if such method is reasonably acceptable to the Company. The Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration statement pursuant to this Section 2 by giving written notice to the Company of


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         such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holder of Registrable Shares requested to be included in such Piggy-Back Registration and shall reimburse the Holder for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

             (e) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided herein, the Company shall use its best efforts to cause all Registrable Shares requested to be included in such Piggy-Back Registration Statement to be included as provided herein. If the managing underwriter or underwriters of any such underwritten offering have informed, in writing, the Holder of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holder of Registrable Shares and any other Persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all Persons (other than the Company, the Holder and any HHB Holders who have requested inclusion of their shares in the registration) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders and the HHB Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by the Holder and the HHB Holders to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

             (f) Delay in Offering. If at the time of a request made under
         Section 2(a) the Company has a registration statement under the Securities Act (other than a registration statement on form S-8 or any successor thereto, or a registration statement filed in connection with a transaction of the type described in Rule 145 under the Securities
         Act) either on file with the Commission or effective, the Company may delay filing the Demand Registration Statement with the Commission until 60 days after the date of effectiveness of such other registration statement.


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


         3. Registration Procedures. In connection with the obligations of the Company to effect or cause the registration of any Registrable Shares pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of distribution thereof as quickly as practicable, and in connection therewith:

             (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided that, at least ten Business Days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holder of the Registrable Shares covered by such Registration Statement, Holder's Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of Holder's Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holder holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Shares, if any, shall object; provided, however, that any such objection to the filing of any Registration Statement or amendment thereto or any Prospectus or supplement thereto shall be made by written notice (the "Objection Notice"), shall be made on the basis of an inaccurate statement in the Registration Statement, and shall be delivered to the Company no later than ten Business Days after the party or parties asserting such objection (the "Objecting Party") receives draft copies of the documents the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify the Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible moment.

             (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain


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         effective pursuant to the terms of this Agreement; shall cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement or supplement to the Prospectus.

             (c) The Company shall promptly furnish to the Holder and the underwriters, if any, without charge, such number of conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as the Holder or underwriter may request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Holder.

             (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, (i) use its best efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or "blue sky" laws of each of the fifty states of the United States or to establish the availability of an exemption therefrom; (ii) do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Shares owned by the Holder; (iii) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; and
         (iv) use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company shall not be required (v) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (vi) to file any general consent to service of process.

             (e) The Company shall use its best efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Registrable Shares.

             (f) The Company shall promptly notify the Holder, Holder's Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same


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


         has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities for "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (g) The Company shall make generally available to the Holder an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable but in no event later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

             (h) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.



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

             (i) The Company shall, if requested by the managing underwriter or underwriters, if any, Holder's Counsel, or any Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters requests, or Holder's Counsel requests, to be included therein with respect to the Registrable Shares being sold by the Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment, in each case subject to the requirement that such information is accurate in all respects and the Company's reasonable discretion, on advice of counsel, that such information and filings are appropriate and legal.

             (j) The Company shall cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holder may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

             (k) The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Holder or the underwriters retained by the Holder participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of Registrable Shares (the Holder may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the Holder).

             (l) The Company shall promptly make available to the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement.



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

             (m) The Company shall furnish to the Holder and to each underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters as the case may be, as the Holder of Registrable Shares included in such offering or the managing underwriter therefor reasonably requests.

             (n) The Company shall use its best efforts to cause the Registrable Shares included in a Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted and or listed as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the National Market System of NASDAQ if the Registrable Shares so qualify.

             (o) The Company shall provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

             (p) The Company shall cooperate with the Holder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

             (q) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

             (r) The Company shall appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

             (s) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Holder, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

                           In the case of any Registration Statement filed hereunder, the Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3(f)(vi), shall forthwith discontinue disposition of the Registrable Shares pursuant to such Registration Statement covering such Registrable Shares until the Holder's receipt of the


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

         copies of the supplemented or amended Prospectus contemplated by
         Section 3(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension Notice until after the Registration Statement has been declared effective. In the event that the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the period from the date on which the Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 3(f) (the "Suspension Period") as promptly as practicable and if the time periods for which a Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the Suspension Period.

                           If any Registration Statement refers to the Holder by name or otherwise as the holder of any securities of the Company, then the Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to the Holder, to the effect that the holding by the Holder of such securities is not to be construed as a recommendation by the Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to the Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to the Holder.

         4. Registration Expenses. Any and all expenses incident to the Company's performance of or compliance with this Agreement (other than underwriting discounts and commissions and stock transfer taxes incurred in connection with the registration and sale of Registrable Securities hereunder), including, without limitation, all Commission and securities exchange, NASDAQ or NASD registration and filing fees, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any underwriters or Holder in connection with "blue sky" qualifications or the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses incurred in connection with the listing of the Registrable Shares, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter requested pursuant to Section 3(m), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, but not including fees and disbursements of counsel for the Holder, underwriting discounts, selling commissions and stock transfer taxes applicable to the sales of Registrable Securities, will be borne by the Company whether or not the Demand Registration Statement or Piggy-Back Registration to which such expenses relate becomes effective.

         5. Indemnification and Contribution.

             (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or claim asserted) to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement (X) in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein or (Y) if any such untrue statement or omission is made in any such preliminary prospectus and such Holder, being obligated to do so, failed to deliver a copy of the final prospectus prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability after the Company had furnished such Holder with a sufficient number of copies of the same within a reasonably sufficient time period prior to such sale and the final prospectus corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

             (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or claim asserted) to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Holder specifically for use in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, but in an amount not to exceed the net proceeds received by such Holder in the offering.

             (c) If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any Holder of Registrable Securities hereunder shall not exceed the net proceeds received by it in the offering.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         6. Certain Limitations On Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel, the sale or other disposition of all of such Holder's Registrable Securities, in the manner proposed by such Holder, may be effected without registering such Registrable Securities under the Securities Act.

         7. Holdback Agreements. Each Holder of Registrable Securities covered by a registration statement pursuant to Section 2 agrees, if requested by the Company or the managing underwriter of an underwritten offering, and if the HHB Holders and the executive officers of the Company reporting directly to the board of directors (including the Chief Executive Officer and Chief Financial Officer) are similarly bound, not to effect any sale or other distribution of equity securities of the Company during the seven-day period prior to, and during the 180-day period beginning with, the effectiveness of such registration statement.

         8. Miscellaneous.

             (a) No Inconsistent Agreements. The Company has not heretofore and will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

             (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

             (c) Amendments. This Agreement and all other Agreements may be amended or modified with the written consent of the Company and the Majority Holders.

             (d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

             (i) If to any Holder, at

                             Westgate Equity Partners, L.P.
                             One Magna Place, Suite 650
                             1401 South Brentwood Blvd.
                             St. Louis, MO   63144
                             Facsimile:  (314) 918-7337
                             Attention:  Robert V. Vitale

                             with a copy (which shall not constitute notice) to:

                             Lewis, Rice & Fingersh L.C.
                             500 North Broadway, Suite 2000
                             St. Louis, MO   63102
                             Facsimile:  (314) 612-7671
                             Attention:  Thomas C. Erb, Esquire

             (ii) If to the Company, at

                             Naturade, Inc.
                             14370 Myford Road, Suite 100
                             Irvine, CA   92606
                             Facsimile:
                             Attention:

                             with a copy (which shall not constitute notice) to:

                             Sheppard, Mullin, Richter & Hampton LLP
                             333 South Hope Street
                             Los Angeles, CA  90071
                             Facsimile:  213-620-1780
                             Attention:  Charles Kaufman, Esquire

         or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail.

             (e) Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration generally or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

                   (1) make and keep public information available, as those
              terms are understood and defined in SEC Rule 144;

                   (2) qualify for registration on Form S-3 for the resale of the Registrable Securities;

                   (3) file with the SEC in a timely manner all reports and
              other documents required of the Company under the Securities Act and the Exchange Act; and

                   (4) furnish to any Holder, so long as the Holder owns any
              Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

             (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, including any Approved Transferee.

             (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             (h) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

             (i) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

             (j) Entire Agreement. This Agreement, together with the Securities Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                      The next page is the signature page.

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                           NATURADE, INC.,
                                           a Delaware corporation


                                           -------------------------------
                                           Larry J. Batina
                                           Secretary and Chief Financial Officer


                                          WESTGATE EQUITY PARTNERS, L.P.,
                                          a Delaware limited partnership

                                          By:__________________________________
                                          Name: _______________________________
                                          Title _______________________________








                                     CONSENT

         Health Holdings & Botanicals, LLC, a limited liability company formed under the laws of California ("HHB"), hereby consents to the rights provided to the Holder under this Agreement and agrees that the Registration Rights Agreement between the Company and HHB dated December 15, 1997 (the "HHB Agreement") shall be deemed amended to provide for the respective rights of the Holder and HHB as provided herein.

         HHB further agrees that the HHB Agreement shall be amended to add the delaying provision of Section 2(f) hereto Section 2 of the HHB Agreement.

                                          HEALTH HOLDINGS & BOTANICALS, LLC
                                          a California limited liability company

                                          By:__________________________________
                                          Name: _______________________________
                                          Title _______________________________